UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 23, 2006

Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2027 E. Cedar St., Suite 102, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                      (954) 727-3662

                                                                   Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2006, Medistem Laboratories, Inc., a Nevada corporation, ("Medistem") entered into a License Agreement with Institute for Cellular Medicine, a Costa Rica corporation, where Institute for Cellular Medicine received an exclusive license for the development and commercialization within Costa Rica of any new and useful process involving infusion quality umbilical cord stem cells for use in the therapeutic treatment of various medical conditions in humans. Medistem retains the right to manufacture and supply post-natal and adult stem cells for Institute for Cellular Medicine.

In exchange for the rights granted under the License Agreement, Medistem will receive (a) 85% of the net-revenue resulting from Institute for Cellular Medicine’s sale of any product derived from or involving infusion quality adult stem cells, and (b) 15% of the gross profits derived from non-stem cell based related activities. In addition, Medistem will retain the rights to any new or useful process, manufacture, compound or composition of matter developed by Institute for Cellular Medicine relating to infusion quality umbilical cord stem cells. The License Agreement terminates on five years from the date of the agreement.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	License Agreement dated as of February 23, 2005, by and among Medistem Laboratories, Inc. and Institute for Cellular Medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date: February 23, 2006	By: /s/ Neil H. Riordan
Name: Neil H. Riordan Title: Chief Executive Officer and President

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